Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George R. Aylward, Michael A. Angerthal, and Mark S. Flynn, and each of them, his or her true lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign an Annual Report on Form 10-K for the year ended December 31, 2011 for Virtus Investment Partners, Inc., and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and NASDAQ.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the date set forth below.

SIGNATURE	CAPACITY

/s/ George R. Aylward	President, Chief Executive Officer and
GEORGE R. AYLWARD	Director

/s/ Michael A. Angerthal	Executive Vice President,
MICHAEL A. ANGERTHAL	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Mark C. Treanor	Director and Non-Executive Chairman
MARK C. TREANOR

/s/ James R. Baio	Director
JAMES R. BAIO

/s/ Diane M. Coffey	Director
DIANE M. COFFEY

/s/ Susan S. Fleming	Director
SUSAN S. FLEMING

/s/ Timothy A. Holt	Director
TIMOTHY A. HOLT

/s/ Hugh M.S. McKee	Director
HUGH M.S. MCKEE

/s/ Edward M. Swan	Director
EDWARD M. SWAN
February 9, 2012